                                                                   EXHIBIT 6.15

CERTAIN INFORMATION IN THIS EXHIBIT IS SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. IN ACCORDANCE WITH RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, SUCH INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATION OF SUCH OMITTED INFORMATION HAS BEEN INDICATED WITH AN ASTERISK (*).

                          ADVANTAGE CARE NETWORK, INC.
                               PROVIDER AGREEMENT


This agreement is between a health services provider (MEDICAL PROVIDER) and ADVANTAGE CARE NETWORK, INC., (ACN). The purpose of this agreement is to define the responsibilities of the MEDICAL PROVIDER for contracts and agreements that may be entered into by ACN on behalf of the MEDICAL PROVIDER.

ADVANTAGE CARE NETWORK, INC., (hereinafter referred to as "ACN") and MEDIQUIK SERVICES, INC. (hereinafter referred to as "MEDICAL PROVIDER"), are mutually desirous of entering into this agreement whereby the MEDICAL PROVIDER participates in and makes available certain medical and related services or products to Health Care Service Organizations, Preferred Provider Organizations, Exclusive Provider Networks and other medical delivery systems (hereinafter collectively referred to as "HEALTH PLANS"), under agreements and arrangements negotiated by the ACN.

WHEREAS, the ACN is a Texas Corporation organized by the physicians to arrange for or administer the provision of health care services by contracting directly or indirectly with Payors, Employers, Insurers and others;

WHEREAS, the ACN obtains contracts with MEDICAL PROVIDERS, physicians, hospitals and other health care practitioners and entities to arrange for or administer at pre-determined rates, the delivery of such health care services;

WHEREAS, the MEDICAL PROVIDER is a Health Care Professional or business licensed in the State and is qualified to provide health care goods or services to Beneficiaries in El Paso, Texas.

THEREFORE, the ACN and MEDICAL PROVIDER agree to abide by and be governed by all conditions set forth in this agreement including the Parties Obligations, Attachments and any Exhibits or Amendments.

In consideration of the mutual promises herein, the parties agree as follows:

I.   DEFINITIONS

     "BENEFICIARY" means any individual, or eligible dependent of such individual, whether referred to as "Insured", "Subscriber", "Member", "Participant", "Enrollee", "Dependent" or otherwise, who is eligible for Covered Services pursuant to a Service Agreement that is entered into by ACN.

     "COINSURANCE" means a payment that a Beneficiary is required to make to a Health Care Professional for Covered Services under a Service Agreement, which is calculated as a percentage of the contracted reimbursement rate of such services.

     "CONTRACTOR" means the Advantage Care Network, Inc. sometimes referred to as the (ACN), and its corporate Board of Directors.

     "COPAYMENT OR DEDUCTIBLE" means a payment that a Beneficiary is required to make to a Health Care Professional under a Service Agreement, which is calculated, as a fixed dollar payment.

     "COVERED SERVICES" means those health care services provided to a Beneficiary in accordance with a Service Agreement.

     "HEALTH CARE PROFESSIONAL" means a MEDICAL PROVIDER or any other health care practitioner or entity that has a direct or indirect contractual arrangement with ACN to provide Covered Services.

     "PARTICIPATING HOSPITAL" means a hospital that has a direct or indirect contractual agreement with ACN and to which a Health Care Professional may admit Beneficiary for care and treatment.

     "PAYOR" means a person or entity that has entered into an agreement with ACN to participate in the ACN for the purpose of making available, by contract, health care services to its Beneficiaries. Payors may enter into such an agreement through duly licensed third party administrators that have been authorized and empowered to act as their attorney-in-fact to enter into a Payor Participation Agreement.

     "ACN" means the ADVANTAGE CARE NETWORK, INC., a physician developed organization developed for the purpose of (a) soliciting third party payors for health care services for participation in the ACN, (b) entering into agreements with such third party payors, hospitals and other health care facilities, and other entities owned and controlled by medical providers and other health care professionals ("HCPs") in order to facilitate the execution and performance of Payor Service Agreements and performing or arranging for the performance of services such as utilization review, provider credentialing, quality assurance services and claims processing.

     QUALITY ASSURANCE" means the process established and operated by the ACN or its designee relating to the quality of Covered Services.

     "SERVICE AGREEMENT" means those agreements between ACN and an employer, insurer, labor union, trust or other organization or entity, that specifies services to be provided to or for the benefit of, or arranged for or reimbursed to, or for the benefit of Beneficiaries, the terms and conditions under which those services are to be provided and/or reimbursed.

     "MEDICAL PROVIDER" means a provider of health care services or products who agrees to furnish Covered Services to Beneficiaries.

     "UTILIZATION REVIEW" means the processes to review and determine whether certain health care services provided or to be provided to Beneficiaries are medically necessary and are provided in an effective and cost efficient manner.

II.  OBLIGATIONS

     A.   SERVICES

          1. MEDICAL PROVIDER and ACN shall act in accordance with the terms of this Agreement and applicable Attachments. MEDICAL PROVIDER shall accept the negotiated rates set forth in Attachments to this Agreement as payment in full for all services provided to Beneficiaries pursuant to this Agreement. The ACN may negotiate service agreements with different payors that may have different reimbursement criteria. All ACN approved agreements shall include reimbursement rates that shall become individual attachments to this agreement.

          2. MEDICAL PROVIDER shall provide or deliver Covered Services with the same standard of care, skill and diligence customarily used by similar Health Care Professionals in the community in which such services are rendered. MEDICAL PROVIDER shall render Covered Services in the same manner, in accordance with the same standards, and with the same availability, as offered to other patients. MEDICAL PROVIDER shall not differentiate or discriminate in the treatment of any Beneficiary because of race, color, national original, ancestry, religion, sex, marital status, sexual orientation, age, health status or source of payment.

          3. MEDICAL PROVIDER shall provide services only at Participating ACN Hospitals except in the case of an Emergency or as otherwise required by law.

          4. For referrals and if applicable, MEDICAL PROVIDER shall refer Beneficiary to Participating ACN Health Care Professionals except in the case of an Emergency or as otherwise required by law.

          5. MEDICAL PROVIDER shall be bound by and comply with the provisions of applicable state and federal laws and regulations and MEDICAL PROVIDER shall comply with the requirements of and shall participate in Quality Assurance and Utilization Review.

          6. ACN shall establish a system of Beneficiary identification, communicate requirements to Participating Health Care Professionals and identify Participating Health Care Professionals to Payors and Beneficiaries.

          7. ACN shall contract, directly or indirectly, with Payors who agree to pay in accordance with this Agreement for Covered Services rendered by MEDICAL PROVIDER.

     B.   COMPENSATION AND BILLING

          1. MEDICAL PROVIDER shall receive payments for Covered Services as set forth in the attachments to this Agreement. Compensation arrangements and rates are set forth in applicable Attachments and may vary by payor. All Compensation arrangements and those arrangements that involve risk between the payor and the ACN or MEDICAL PROVIDER shall be approved by the ACN. Specific detail concerning risk sharing and distribution of deficit or excess fund balances shall be included in the specific payor attachment to this agreement.

          2. MEDICAL PROVIDER's reimbursement for Covered Services shall be the lesser of Health Care Professional's usual and customary charge for the service provided, or the ACN's negotiated fee as described in Attachments to this Agreement, less applicable Copayments, Deductibles and Coinsurance. MEDICAL PROVIDER shall bill for Covered Services according to the following:

          3. MEDICAL PROVIDER shall submit claims on the appropriate claim form for all Covered Services within sixty (60) days of the date those services are rendered. Any amount owing under this Agreement shall be paid within thirty (30) days after the receipt of a complete claim, unless additional required information is requested within the thirty (30) day period, or the claim involves coordination of benefits.

          4. Payors shall agree to deduct any Copayments, Deductibles, or Coinsurance required by the Service Agreement from payment due to MEDICAL PROVIDER. Deduction of for the Copayment, Deductible or Coinsurance shall be determined on the basis of the lesser of MEDICAL PROVIDER's usual and customary charges and ACN's negotiated fee schedule.

          5. MEDICAL PROVIDER shall not charge Beneficiary for services denied as not being Medically Necessary (defined herein), unless MEDICAL PROVIDER has obtained a written waiver from the Beneficiary.
               Such a waiver shall be obtained in advance of the provision of those services. The waiver shall clearly state that the Beneficiary acknowledges that such services are not Medically Necessary and that the Beneficiary shall be responsible for payment of charges for such services.

          6. MEDICAL PROVIDER will look solely to designated Payor for compensation for Covered Services except for Copayments, Deductibles or Coinsurance. MEDICAL PROVIDER agrees that whether or not there is any unresolved dispute for payment, that under no circumstances will MEDICAL PROVIDER directly or indirectly make any charges or claims, other than for Copayments, Deductibles or Coinsurance against any Beneficiaries or their representatives for Covered Services and that this provision survives termination of this Agreement for services rendered prior to such termination. Except for the collection of Copayments, Deductibles or Coinsurance, only those services that are not Covered Services may be billed directly to Beneficiary, subject to limitations listed above. This paragraph is to be interpreted for the benefit of Beneficiary and does not diminish the obligation of Payor to make payments to MEDICAL PROVIDER according to the terms of this Agreement.

          7. The following provisions apply regarding coordination of benefits:

               a. When designated Payor is primary under applicable coordination of benefits rules, ACN or Payor shall pay benefits as set forth in this Agreement without regard to the obligations of any secondary payor.

               b. When designated Payor is determined to be secondary to any other payor, ACN or Payor will pay no greater amount than the difference between the amount payable to MEDICAL PROVIDER by the primary payor and the amount for Covered Services owing under this Agreement. Payor shall not be liable for any amount unless Payor has received MEDICAL PROVIDER's claim for such secondary payment within ninety (90) days of the date when Payor is determined to be secondary.

               c. Where another payor is primary under coordination of benefits rules, MEDICAL PROVIDER shall follow that payor's billing rules.

          8. MEDICAL PROVIDER may bill an individual directly for any services provided following the date the individual ceases to be a Beneficiary. Designated Payor has no obligation under this Agreement to pay for services rendered to individuals who no longer are Beneficiaries.

     C.   RECORDS

          1. ACN AND MEDICAL PROVIDER agree that clinical records of Beneficiaries shall be regarded as confidential and both shall comply with all applicable federal and state laws and regulations regarding access and retention of such records.

          2. MEDICAL PROVIDER shall maintain and furnish such records and documents as may be required by applicable laws and regulations. Review, as required by Payor.

          3. MEDICAL PROVIDER shall provide ACN or its designee with reasonable access during regular business hours to specified clinical and medical records of Beneficiaries maintained by MEDICAL PROVIDER for the period required by applicable law and at any time thereafter that such access is reasonably required in connection with a Beneficiary's health care.

          4. Designated Payor shall be responsible for obtaining Beneficiary's consent to the release of medical record information by MEDICAL PROVIDER for the purposes stated in this section, and such Payor shall indemnify and hold harmless MEDICAL PROVIDER for any claim by a Beneficiary for breach of confidentiality resulting from MEDICAL PROVIDER's compliance with this section.

     D.   INSURANCE AND LIABILITY

          1. Throughout the term of this Agreement, MEDICAL PROVIDER shall maintain at MEDICAL PROVIDER's expense general and professional liability coverage in a form and amount acceptable to ACN. MEDICAL PROVIDER shall give ACN a certificate of insurance evidencing such coverage upon request. MEDICAL PROVIDER shall give ACN thirty (30) days prior written notice of cancellation, modification or termination of such insurance. MEDICAL PROVIDER shall give ACN prompt written notice of any claims against MEDICAL PROVIDER's liability coverage.

          2. Neither party hereto shall be liable for defending or for the expense of defending the other party, its agents, or employees, against any claim, legal action, dispute resolution or administrative or regulatory proceeding arising out of or related to such other party's actions or omissions under this Agreement. Neither party hereto shall be liable for any liability of the other party, its agents, or employees, whether resulting from judgment, settlement, award, fine or otherwise, which arises out of such other party's actions or omissions under this Agreement.

     E.   UTILIZATION REVIEW

          1. ACN shall establish or contract for Utilization Review, which shall seek to assure that Covered Services compensated under the Service Agreement are Medically Necessary. "Medically Necessary" means services or supplies which, under the provisions of this Agreement, are determined by the ACN under Utilization review to be: (a) appropriate and necessary for the symptoms, diagnosis or treatment of the medical condition; (b) provided for diagnosis or direct care and treatment of the medical condition; within standards of good medical practice within the organized medical community and (d) not primarily for the convenience of the Beneficiary, the Beneficiary's Health Care Professional or another provider. Except as otherwise provided in a Service Agreement, Covered Services must be Medically Necessary.

     F.   INSPECTIONS

          1. Upon reasonable notice and at reasonable hours, ACN or its agents may inspect MEDICAL PROVIDER's premises and operations to ensure that they are adequate to meet Beneficiary's needs.

     G.   REPRESENTATIONS

          1. MEDICAL PROVIDER represents and warrants that the information set forth in the ACN's Credentialing Application is true and correct. MEDICAL PROVIDER shall promptly notify ACN of any changes in the information contained in the Application within thirty (30) days of such change.

          2. ACN makes no representations or guarantees concerning the number of Beneficiaries it can or will refer to MEDICAL PROVIDER under this Agreement.

     H.   NON-DISCLOSURE

          1. MEDICAL PROVIDER shall not discuss any information concerning rates, terms or negotiations concerning this Agreement with other parties unless prior approval has been provided by the ACN Board of Directors.

III. MISCELLANEOUS OBLIGATIONS

     A.   CONTRACTOR RELATIONSHIP

          1. This Agreement is intended to create a relationship between ACN and MEDICAL PROVIDER for the purpose of effecting these provisions.

          2. Nothing in this Agreement, including MEDICAL PROVIDER's participation in the Quality Assurance and Utilization Review process, shall be construed to interfere with or in any way affect MEDICAL PROVIDER's obligation and responsibility to exercise independent medical judgment in rendering health care services or goods to Beneficiaries.

     B.   TERM OF AGREEMENT

          1. The initial term of this Agreement shall begin on the Effective Date and shall continue from year to year thereafter, unless terminated as set forth below.

     C.   TERMINATION

          1. FOR CAUSE. MEDICAL PROVIDER or ACN may terminate this Agreement at any time for cause. Cause for termination includes, but is not limited to, the following:

               a. Failure of ACN to maintain licenses or certifications required to operate in conformity with this Agreement.

               b. Habitual neglect or continued failure by either party to perform its duties under this Agreement.

               c. Initiation of bankruptcy proceedings by or against either party.

               d.   Material breach of this Agreement by either party.

               e. Failure by MEDICAL PROVIDER to maintain licenses required to perform MEDICAL PROVIDER's duties under this Agreement, or to comply with applicable laws and regulations.

               f. Any misrepresentation or falsification of any information on MEDICAL PROVIDER's application submitted to ACN.

               g. Any suspension or other involuntary termination or reduction of MEDICAL PROVIDER's privileges.

               h. Commission or omission of any act or any conduct or allegation of conduct for which MEDICAL PROVIDER's license and certification may be subject to revocation or suspension, whether or not actually revoked or suspended, or if MEDICAL PROVIDER is otherwise disciplined by any licensing, regulatory, professional entity or any professional organization with jurisdiction over MEDICAL PROVIDER.

               i. Failure of MEDICAL PROVIDER to maintain required liability coverage protection.

               j. Any occurrence under paragraph (e) through (j) above shall be grounds for immediate termination. Termination for any other reason set forth above shall be upon thirty (30) day's prior written notice by the terminating party.

          2. WITHOUT CAUSE. This Agreement may be terminated at any time without cause or prejudice upon sixty (60) days prior written notice by either party.

     D.   RIGHTS AND OBLIGATIONS UPON TERMINATION

          1. Upon termination of this Agreement for any reason, the rights of each party hereunder shall terminate. Any such termination, however, shall not release MEDICAL PROVIDER or ACN from obligations under this Agreement prior to the effective date of termination.

     E.   ASSIGNMENT AND DELEGATION OF DUTIES

          1. Neither ACN nor MEDICAL PROVIDER may assign duties, rights or interests under this Agreement unless the other party shall so approve by written consent.

     F.   USE OF NAME

          1. MEDICAL PROVIDER agrees that MEDICAL PROVIDER's name, office telephone number, address, specialty, board certification and hospital affiliation, may be included in literature distributed to existing or potential Beneficiaries, Participating Health Care Professionals and Payors.

     G.   INTERPRETATION

          1. The validity, enforceability and interpretation of this Agreement shall be governed by any applicable federal law and by the laws of Texas in which MEDICAL PROVIDER is licensed and has rendered Covered Services.

     H.   AMENDMENT

          1. ACN may amend this Agreement and Attachments by providing prior written notice to MEDICAL PROVIDER. Failure of MEDICAL PROVIDER to object in writing to any such proposed amendment within thirty
               (30) days following receipt of notice shall constitute MEDICAL PROVIDER's acceptance thereof. Notification to ACN of rejection of any proposed amendment means that this Agreement shall remain in force without the proposed amendment.

          2. In the event that state or federal law or regulation should change, alter or modify the present services, levels of payments or standards of eligibility of Beneficiaries, such that the terms, benefits and conditions of this Agreement must be changed accordingly, then upon notice from ACN, MEDICAL PROVIDER shall continue to perform services under this Agreement as modified.

          3. Except as provided above, amendments to this Agreement shall be agreed to in advance in writing by ACN and MEDICAL PROVIDER.

     I.   ENTIRE CONTRACT

          1. This Agreement contains all the terms and conditions agreed upon by the parties, and supersede all other agreements, express or implied, regarding the subject matter.

     J.   NOTICE

          1. Any notice required hereunder shall be in writing and shall be sent by United States mail, postage prepaid, to ACN and MEDICAL PROVIDER at the addresses set forth.

     K.   ENFORCEABILITY AND WAIVER

          1. The invalidity and non-enforceability of any term or provision of this Agreement shall in no way affect the validity or enforceability of any other term or provision. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

     L.   ARBITRATION

          1. In the event any dispute should arise with regard to performance or interpretation of any of the terms of this agreement, and the dispute cannot be resolved by the ACN and MEDICAL PROVIDER, all matters in controversy shall be submitted to arbitration pursuant to the arbitration rules of the American Arbitration Association, and such arbitration shall be held in Texas. Any decision rendered in arbitration shall be binding and may be enforced in any court or competent jurisdiction as provided by law.

     M.   INDEMNIFICATION

          1. ACN shall indemnify and hold MEDICAL PROVIDER free and harmless against any and all claims, demands, and expenses of all kinds made against or incurred by ACN, which result or arise out of any negligent act of ACN or any agent, employee or representative of ACN in the performance or omission of any act or responsibility assumed by the ACN pursuant to this agreement. MEDICAL PROVIDER shall indemnify and hold ACN free and harmless against any and all claims, demands, and expenses of all kinds made against or incurred by MEDICAL PROVIDER, which result or arise out of any negligent act of MEDICAL PROVIDER or any agent, employee or representative of MEDICAL PROVIDER in the performance or omission of any act or responsibility assumed by the MEDICAL PROVIDER pursuant to this agreement.

MEDICAL PROVIDER                   ADVANTAGE CARE NETWORK (ACN)

Benjamin J. Scardello, Vice President   Richard Mendoza, Vice President
-------------------------------------   --------------------------------
TYPED NAME                              TYPED NAME

/s/ Benjamin J. Scardello               /s/ Richard Mendoza
-------------------------------------   --------------------------------
SIGNATURE                               SIGNATURE

6-29-99                                 effective 7-1-99
-------------------------------------   --------------------------------
DATE                                    DATE

MEDIQUIK SERVICES, INC.
THE DIABETES ADVANTAGE PLAN PRICE SCHEDULE - EXHIBIT "A" - EFFECTIVE THRU 12/31/1999


 SUPPLIES                                                                CODE                 ITEMS UM     QTY                PRICE
 Bayer Elite Care System w/Glucometer                                    E0607                    1 EA      1                  *
 Bayer Elite Glucose Strips                                              A4253                   50 BX      1                  *
 Gainor Cleanlet Lancets, 28 ga                                          A4259                  200 BX      1                  *
 Kendal Alcohol Prep Pad                                                 A4245                  200 BX      1                  *
 Terumo Syringe 1/2cc 29x1/2                                             A4206                  100 BX      1                  *
 Terumo Syringe 1cc 29x1/2                                               A4206                  100 BX      1                  *
 Becton Dickinson Syringe 1/2 cc 30 x 1/2                                A4207                  100 BX      1                  *
 Winfield Sharps Container 1qt                                           A4211                    1 EA      1                  *
 Becton Dickinson HbA1c Test Kit                                         82948                    1 EA      1                  *
 Becton Dickinson HbA1c Lab Results                                      82947                    1 EA      1                  *

 The price for supplies reflects a 90-day distribution shipping schedule.  In the event that more frequent shipping schedules are required, additional charges may occur.

 MEDICATIONS (FORMULARY & PRICE EXAMPLES)                                TYPE                   RX        TABS             PRICE
 Formulary:  AWP minus 15% plus $1.50 dispensing charge
 Acarbose                                                                Generic                 50 mg    100                  *
 Acetohexamide                                                           Generic                250 mg    100                  *
 Chloropamide                                                            Generic                250 mg    100                  *
 Glimepiride                                                             Generic                  2 mg    100                  *
 Glipizide                                                               Generic                  5 mg    100                  *
 Glucophage                                                              Brand                  500 mg    100                  *
 Glyburide                                                               Generic                  5 mg    100                  *
 Insulin                                                                 Brand                   10 mg    100U                 *
 Tolazamide                                                              Generic                250 mg    100                  *
 Tolbutamide                                                             Generic                500 mg    100                  *
 Troglitazone                                                            Generic                200 mg     30                  *

 Medications are ordered and billed pursuant to the physician's prescription.  The AWP amount for each medication may vary as manufacturers adjust prices.  For any medication not listed above contact MediQuik for availability and the AVP amount.

 SERVICES                                                                FREQUENCY                                PRICE
 Patient Telephone Contact                                               1 every 3 mos                              *
 Educational Materials                                                   1 every 3 mos                              *
 Access to Information re:  Classes / Seminars                           various                                    *
 Internet Web Site Access                                                24 hrs                                     *
 Nurse On Call Services - (Immediate Family Only)                        24 hrs                                     *
 Pharmacist On Call Services                                             24 hrs                                     *
 Program Reports                                                         1 every 3 mos                              *

 These services are available upon the enrollment of eligible patients in The Diabetes Advantage Plan.

 BILLING PROCEDURE & PRICING EXAMPLES (see The Diabetes Advantage Plan Proposal)

 Products and services are grouped and shipped as one package for each patient according to their planned shipping schedule.  Based upon the physician's orders, prescriptions and the patient's profile upon enrollment, the actual content and price of each package may vary.  Typically, a three months supply of the required items is forwarded to each patient.  Shipping schedules may vary, however, based upon insulin usage and the physician's requirements.


* This information has been omitted from this exhibit and is subject to a request for confidential treatment. In accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended, such information has been filed separately with the Securities and Exchange Commission.

 MEDIQUIK SERVICES, INC.
THE DIABETES ADVANTAGE PLAN PRICE SCHEDULE - EXHIBIT "A" - EFFECTIVE THRU
1/1/2000

 SUPPLIES                                                               CODE                 ITEMS UM     QTY                 PRICE
 Bayer Elite Care System w/Glucometer                                   E0607                    1 EA      1                   *
 Bayer Elite Glucose Strips                                             A4253                   50 BX      1                   *
 Gainor Cleanlet Lancets, 28 ga                                         A4259                  200 BX      1                   *
 Kendal Alcohol Prep Pad                                                A4245                  200 BX      1                   *
 Terumo Syringe 1/2cc 29x1/2                                            A4206                  100 BX      1                   *
 Terumo Syringe 1cc 29x1/2                                              A4206                  100 BX      1                   *
 Becton Dickinson Syringe 1/2 cc 30 x 1/2                               A4207                  100 BX      1                   *
 Winfield Sharps Container 1qt                                          A4211                    1 EA      1                   *
 Becton Dickinson HbA1c Test Kit                                        82948                    1 EA      1                   *
 Becton Dickinson HbA1c Lab Results                                     82947                    1 EA      1                   *

 The price for supplies reflects a 90-day distribution shipping schedule and the net amount paid to MediQuik by the Payor.  In the event that more frequent shipping schedules are required, additional charges may occur.

 MEDICATIONS                                                            TYPE                   RX        TABS              PRICE
 Formulary:  AWP minus 15% plus $1.50 dispensing charge
 Acarbose                                                               Generic                 50 mg    100                   *
 Acetohexamide                                                          Generic                250 mg    100                   *
 Chloropamide                                                           Generic                250 mg    100                   *
 Glimepiride                                                            Generic                  2 mg    100                   *
 Glipizide                                                              Generic                  5 mg    100                   *
 Glucophage                                                             Brand                  500 mg    100                   *
 Glyburide                                                              Generic                  5 mg    100                   *
 Insulin                                                                Brand                   10 mg    100U                  *
 Tolazamide                                                             Generic                250 mg    100                   *
 Tolbutamide                                                            Generic                500 mg    100                   *
 Troglitazone                                                           Generic                200 mg     30                   *

 Medications are ordered and billed pursuant to the physician's prescription.  The price for each medication may vary as manufacturers or distributors change prices.  For any medication not listed above contact MediQuik for availability and pricing.

 SERVICES                                                               FREQUENCY                                 PRICE
 Patient Telephone Contact                                              1 every 3 mos                               *
 Educational Materials                                                  1 every 3 mos                               *
 Access to Information re:  Classes / Seminars                          various                                     *
 Internet Web Site Access                                               24 hrs                                      *
 Nurse On Call Services - (Immediate Family Only)                       24 hrs                                      *
 Pharmacist On Call Services                                            24 hrs                                      *
 Program Reports                                                        1 every 3 mos                               *

 These services are available upon the enrollment of eligible patients in The Diabetes Advantage Plan.

 BILLING PROCEDURE & PRICING EXAMPLES (see The Diabetes Advantage Plan Proposal)

 Products and services are grouped and shipped as one package for each patient according to their planned shipping schedule.  Based upon the physician's orders, prescriptions and the patient's profile upon enrollment, the actual content and price of each package may vary.  Typically, a three months supply of the required items is forwarded to each patient.  Shipping schedules may vary, however, based upon insulin usage and the physician's requirements.

 CO-PAYMENTS, DEDUCTIBLES OR CO-INSURANCE
 The price for supplies, medications and services reflect the net amount paid to MediQuik by the Payor.  Co-payments, deductibles or co-insurance are not associated with the net amount paid to MediQuik by the Payor.  MediQuik has waived all co-payment requirements.


* This information has been omitted from this exhibit and is subject to a request for confidential treatment. In accordance with Rule 24b-2 under the Securities Exchange Act of 1934, as amended, such information has been filed separately with the Securities and Exchange Commission.

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